                                 EMPLOYMENT AGREEMENT
                                 --------------------



    THIS AGREEMENT, (the "Agreement") effective as of the _____of ________, 1996 between VOICENET, Inc., a Delaware corporation ( the "Company") and FRANK CARR, an individual currently residing at ______________________("Employee").

    WHEREAS, Employee has been serving as President and Chief Executive Officer of the Company.

    WHEREAS, the Board of Directors of the Company (the "Board") desires to continue employing Employee as President and Chief Executive Officer of the Company and the parties desire to provide greater detail to his employment arrangements with the Company which the Board has determined will encourage the continued attention and dedication to the Company of Employee as a senior member of the Company's management, and is in the best interest of the Company and its shareholders.

    WHEREAS, Employee is willing to continuing serving in the capacity as President and Chief Executive Officer of the Company.

    WHEREAS, in order to effect the foregoing, the Company and Employee wish to enter into an employment agreement on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:


                                      ARTICLE I
                                      ---------

                                    EFFECTIVE TIME
                                    --------------

    1.00 EFFECTIVE TIME. This Agreement shall be effective as of the date hereof.


                                      ARTICLE II
                                      ----------

                                      EMPLOYMENT
                                      ----------

    2.00 EMPLOYMENT. The Company hereby employs Employee and Employee hereby agrees to continue to serve the Company on the terms and conditions set forth herein. Employee shall hold the office of President and Chief Executive Officer of the Company.

                                     ARTICLE III
                                     -----------

                                         TERM
                                         ----

    3.00 TERM. The term of employment of Employee by the Company pursuant to this agreement shall commence on the date hereof and end three years from the date hereof.


                                      ARTICLE IV
                                      ----------

                                 DUTIES OF EMPLOYMENT
                                 --------------------

    4.00 DUTIES. Subject to the authority of the Board of Directors of the Company, Employee shall perform such duties and functions as the Board shall from time to time determine and as customarily assigned to the President and Chief Executive Officer of a corporation. Employee shall be elected or appointed as a Director of the Company during the term of this Agreement. Employee shall devote his full time and effort to the business and affairs of the Company. Employee further agrees to serve, if elected or appointed thereto, as a director of the Company's subsidiaries and affiliated entities (if any) and in one or more executive offices of any of the Company's subsidiaries (if any), provided that Employee is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's Certificate of Incorporation or By-laws.


                                      ARTICLE V
                                      ---------

                           COMPENSATION AND RELATED MATTERS
                           --------------------------------

    5.01 SALARY. As compensation for the employment services to be rendered by Employee hereunder, the Company shall pay to Employee a salary at a rate of $180,000 per annum, payable in equal monthly installments, subject to increase by the Board of Directors. If the salary is so increased, it shall not thereafter during the term of this Agreement be decreased. Compensation of Employee by salary payments shall not be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Employee's salary hereunder.

    5.02 EXPENSES. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in performing the services hereunder, including, but not limited to, automobile expense reimbursement as well as all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, its subsidiaries or affiliated companies, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Notwithstanding, Employee shall not incur an expense for in excess of $5,000 without the prior consent of the Company.

    5.03  OTHER BENEFITS.
          --------------

    (a) CONTINUED PARTICIPATION. Employee shall be entitled to participate in all of the Company's employee benefit plans, if any, in effect on the date hereof and any other plans made available by the Company in the future to its executives and key management employees.

    (b) CHANGES TO PLANS. The Company shall not make any changes in such plans which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Employee as compared with any other executive of the Company.

    (c) PRO-RATION. Nothing paid to Employee under any plan presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Employee pursuant to paragraph 5.01 of this Article. Any payments or benefits payable to Employee hereunder in respect of any calendar year during which Employee is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

    5.04 BONUS. The Company shall pay Employee during the term of his employment hereunder, in addition to the annual salary set forth in paragraph
5.01 of this Article, an annual bonus in an amount to be determined in the sole discretion of the Board of Directors.


                                      ARTICLE VI
                                      ----------

                                     TERMINATION
                                     -----------

    6.01 TERMINATION. Employee's employment hereunder may be terminated without any breach of this Agreement upon written notice from the Company to Employee only as set forth in this Article.

    6.02 DEATH. Employee's employment hereunder shall terminate upon his death.

    6.03 DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties on a full-time basis for the entire period of five consecutive months or for a total of six months (whether or not consecutive), in any twelve (12) month period during the term of this Agreement, and within sixty (60) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Employee's employment hereunder.

    6.04 CAUSE. The Company may terminate Employee's employment hereunder at any time for cause, which shall be deemed to include but not be limited to the following:

    (a) Employee's engaging in fraud, misappropriation of funds, embezzlement or like conduct committed against the Company.

    (b)  Employee's conviction of a felony.

    (c) Employee's material violation of a generally recognized policy of the Company.

    (d)  Employee's material violation of any provision of this Agreement.

    6.05  TERMINATION BY EMPLOYEE.
          ------------------------

    (a) REASONS FOR TERMINATION. Employee may terminate his employment hereunder (i) at any time during the life of this Agreement after the occurrence of any of the events which constitute Good Reason (as defined below) or (ii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall furnish the Company with a written statement from a qualified doctor to such effect and provided further, that at the Company's request, Employee shall submit to an examination by a doctor selected by the Company's Board, and such doctor shall have concurred in the conclusion of Employee's doctor.

    (b)  GOOD REASON.  For purposes of this Agreement, "Good Reason" shall mean
(i) a change in control of the Company (as defined below), (ii) a failure by the Company to comply with any material provision of this Agreement which has not been cured within sixty (60) days after notice of such noncompliance has been given by Employee to the Company or (iii) any attempted termination of Employee's employment which is not effected by a Notice of Termination satisfying the requirements of paragraph 6.06 hereof (and for purposes of this Agreement no such attempted termination shall be effective).

    (c) CHANGE IN CONTROL. For purposes of this Agreement, a "change in control of the Company", shall mean a change in control of such a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") as if the Company was a reporting Company; provided that, without limitation, such a change in control shall be deemed to have occurred if
(i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, or any employer of such person or any affiliate (as defined by the Act) of such person or any affiliate (as defined by the Act) of such person or employer, is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) the Board of the Company fails to reelect Employee as President and/or as a director of the Company or removes Employee from such offices and/or from such directorship or if at any time during the term of employment, Employee fails to be vested by the Company with the powers and authority of the President of the Company or if the Company in any substantive way diminishes Employee's responsibilities, duties, power or authority as set forth under this Agreement, other than pursuant to the provision of section 7.01. Notwithstanding anything herein to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Employee or a group of persons which includes Employee, acquiring directly or indirectly, 50% or more of the combined voting power of the Company's securities.

    6.06 NOTICE OF TERMINATION. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to paragraph 6.02 above) shall be communicated by sixty (60) days written notice of termination to the other party hereto. For purposes of this Agreement, "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Employee's employment under the provision so indicated.

    6.07 DATE OF TERMINATION. "Date of Termination" shall mean (i) if Employee's employment is terminated by his death, the date of his death, (ii) if Employee's employment is terminated pursuant to paragraph 6.03 above, sixty (60) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such sixty
(60) day period), (iii) if Employee's employment is terminated pursuant to paragraph 6.04 above, the date specified in the Notice of Termination and (iv) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that, in the case of this clause (iv), if within sixty (60) days after any Notice of Termination is given the party receiving such notice notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual or written agreement of the parties or by a binding and final arbitration aware in accordance with paragraph 13.01 hereof.

    6.08 COMPENSATION UPON TERMINATION BY EMPLOYEE FOR GOOD CAUSE OR WRONGFUL TERMINATION. In the event that Employee elects to terminate this Agreement for Good Cause as defined above or is wrongfully terminated (i.e., not terminated for cause by the Company as described above), then by way of a final severance payment under this Agreement, Employee shall receive a sum equal to his annual base salary then in effect. Upon such payment by the Company, it shall have no further liabilities or obligations to the Employee in any manner.

                                     ARTICLE VII
                                     -----------

                            SUCCESSORS, BINDING AGREEMENT
                            -----------------------------

    7.01 SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to exercise in his discretion any and all rights arising from such a breach as provided in this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Article or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

    7.02 BINDING AGREEMENT. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, designee or, if there is no such designee, to Employee's estate.



                                     ARTICLE VIII
                                     ------------

                      REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE
                      ------------------------------------------

    8.01 ABILITY TO PERFORM. Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.



                                      ARTICLE IX
                                      ----------

                                  EMPLOYEE COVENANTS
                                  ------------------

    9.01 NON-COMPETITION. Employee agrees that for a period of eighteen months (the "Non-Competitive Period"), from his voluntary resignation from employment with the Company or termination for Cause before the end of this Agreement (but not for termination by Employee for Good Reason), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in speech recognition technology or related products or any other material business being conducted by the Company, in any geographic area where, at the time of the termination of his employment hereunder, the business of the Company was being conducted in any material respect; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is (i) publicly owned and traded but in an amount not to exceed at any one time five percent (5%) of any class of stock or securities of such corporation or (ii) a non-public start-up company.

    9.02 NO HIRING. During the Non-Competitive Period, Employee will not knowingly (i) hire or attempt to hire any employee of the Company or subsidiaries (if any); (ii) assist in such hiring by any other person; or (iii) encourage any such employee to terminate his employment with the Company.

    9.03  SEVERABILITY.  If any portion of the restrictions set forth in this section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity of enforceability of the remainder or such restrictions shall not thereby be adversely affected.

    9.04 REASONABLENESS. Employee agrees that the territorial and time limitations set forth in this section 9 are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court shall have deemed reasonable.



                                      ARTICLE X
                                      ---------

                      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
                      ------------------------------------------

    10.01 NON-DISCLOSURE.

    Employee will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the know-how, trade secrets or confidential information concerning the research, development, technology, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting research, inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, loans and proposals), except as may be required in the ordinary course of performing his duties as an employee of the Company, and he shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

    Further, Employee agree that during his employment he shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. He further agree that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specification, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his employment, he shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.


    10.02 RETURN OF DOCUMENTS. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.



                                      ARTICLE XI
                                      ----------

                                   EQUITABLE RELIEF
                                   ----------------

    11.01 RIGHT TO INJUNCTION. Employee recognizes that the services to be rendered by him hereunder are of a special unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damages caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy, at law or in equity, for the same event or any other event.

                                     ARTICLE XII
                                     -----------

                                    MISCELLANEOUS
                                    -------------

    12.01 ARBITRATION. Should any dispute arise between the parties concerning the performance

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of this Agreement, the parties agree to mediation and, if not resolved through such mediation within thirty days, final and binding arbitration in New York, New York in accordance with the rules of the American Arbitration Association subject to Article XI in the case of alleged breach of Articles IX or X.

    The decision rendered in any arbitration proceedings shall be in writing and shall set forth the basis therefor. The parties shall abide by the award rendered in the arbitration proceedings, and such award may be entered as a final, nonappealable judgment, and may be enforced and executed upon, in any court having jurisdiction over the party against whom enforcement of such award is sought. Each of the parties agrees (in connection with any action brought to enforce the arbitration provisions of this paragraph) not to assert in any such action, any claim that it is not subject to the personal jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that such mediation or arbitration may not be enforced by such courts. Each party agrees that service of process may be made upon it by any method authorized by the laws of the State of New York.

    12.02 NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing, shall be deemed to have been duly given when delivered or unless otherwise specified mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Employee:               Frank Carr




         If to the Company:            VOICENET, INC.
                                       Suite 517
                                       380 Lexington Avenue
                                       New York, NY 10168
                                       Attention: Chairman of the Board

                                                 and

                                       Campbell & Fleming, P.C.
                                       250 Park Avenue
                                       New York, NY  10177
                                       Attn:  David E. Fleming, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    12.03 AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this

Agreement shall be valid unless made in writing and signed by both of the parties hereto.

    12.04 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

    12.05 SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

    12.06 WAIVER OR BREACH. No waiver of or failure to enforce any provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, nor shall such waiver or failure to enforce constitute a continuing waiver.

    12.07 ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

    12.08 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

    12.09 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supercedes any and all prior understandings and agreements, oral and written, relating hereto.

    12.10 HEADINGS. The section headings appearing in this Agreement are for purposes of each reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       EMPLOYER:

                                       VOICENET, INC.

                                       By:____________________________________
                                       Title:_________________________________

                                       EMPLOYEE: Frank Carr




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